Exhibit 10.1

Execution Version

AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT

dated as of

January 27, 2020,

among

FOCUS FINANCIAL PARTNERS, LLC,

as the Borrower,

THE LENDERS PARTY HERETO,

and

ROYAL BANK OF CANADA,
as Term Administrative Agent, Collateral Agent and Fronting Bank

RBC CAPITAL MARKETS,*

SUNTRUST ROBINSON HUMPHREY, INC.,

BMO CAPITAL MARKETS CORP.,

BOFA SECURITIES, INC.,

CAPITAL ONE, NATIONAL ASSOCIATION,

FIFTH THIRD SECURITIES,

GOLDMAN SACHS BANK USA,

MUFG BANK, LTD.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK

and

KKR CAPITAL MARKETS LLC,

as Lead Arrangers and Bookrunners

* RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT, dated as of January 27, 2020 (this “Amendment”), among FOCUS FINANCIAL PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), ROYAL BANK OF CANADA, as term administrative agent and collateral agent (in such capacities, the “Term Administrative Agent”) under the Credit Agreement referred to below, each Repricing Participating Lender (as defined below) party hereto and the Fronting Bank (as defined below).

RECITALS:

WHEREAS, reference is made to the First Lien Credit Agreement, dated as of July 3, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto and the Term Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement), pursuant to which the Lenders made Tranche B-2 Term Loans to the Borrower on the Amendment No. 4 Effective Date in an aggregate initial principal amount of $803,000,000 and additional Tranche B-2 Term Loans to the Borrower on the Amendment No. 5 Effective Date in an aggregate initial principal amount of $350,000,000;

WHEREAS, the Borrower has requested Replacement Term Loans and Replacement Term Loan Commitments in an aggregate principal amount of $1,139,187,324.00 (the “Tranche B-3 Term Loans”; the Replacement Term Loan Commitments in respect of such Tranche B-3 Term Loans, the “Tranche B-3 Term Loan Commitments”; and the Repricing Participating Lenders (as defined below) with Tranche B-3 Term Loan Commitments and any permitted assignees thereof, the “Tranche B-3 Term Loan Lenders”), which will be available on the Amendment No. 6 Effective Date (as defined below) to refinance all Tranche B-2 Term Loans outstanding under the Existing Credit Agreement immediately prior to effectiveness of this Amendment (the “Existing Term Loans”) and which Tranche B-3 Term Loans shall constitute Replacement Term Loans and Term Loans (as applicable) for all purposes of the Credit Agreement and the other Credit Documents;

WHEREAS, each Lender holding Existing Term Loans under the Existing Credit Agreement immediately prior to effectiveness of this Amendment (each, an “Existing Term Lender”) executing and delivering a notice of participation in the Tranche B-3 Term Loans in the form attached as Exhibit A hereto (a “Tranche B-3 Participation Notice”) and electing the cashless settlement option therein (each such Existing Term Lender in such capacity and with respect to the Existing Term Loans so elected, a “Converting Lender” and, together with each other Person executing and delivering a Tranche B-3 Participation Notice or otherwise providing a Tranche B-3 Term Loan Commitment, the “Repricing Participating Lenders”) shall be deemed to have exchanged on the Amendment No. 6 Effective Date the aggregate outstanding principal amount of its Existing Term Loans under the Existing Credit Agreement for an equal aggregate principal amount of Tranche B-3 Term Loans under the Credit Agreement;

WHEREAS, Royal Bank of Canada agrees to act as fronting bank for the syndication of the Tranche B-3 Term Loans (in such capacity, the “Fronting Bank”), and the Fronting Bank will purchase, and the Existing Term Lenders that execute and deliver a Tranche B-3 Participation Notice and elect the cash settlement option therein (the “Non-Converting Lenders”) will sell to the Fronting Bank, immediately prior to effectiveness of this Amendment, the Existing Term Loans then held by the Non-Converting Lenders (the Existing Term Loans described in this recital, the “Participating Cash Settlement Term Loans”);

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WHEREAS, the Fronting Bank will fund, on the Amendment No. 6 Effective Date, an aggregate principal amount of Tranche B-3 Term Loans equal to the aggregate outstanding principal amount of the Existing Term Loans of Existing Term Lenders that do not execute and deliver a Tranche B-3 Participation Notice (the “Non-Participating Lenders”), the proceeds of which shall be used on the Amendment No. 6 Effective Date to refinance such outstanding Existing Term Loans of the Non-Participating Lenders (the Existing Term Loans described in this recital, the “Non-Participating Cash Settlement Term Loans” and, together with the Participating Cash Settlement Term Loans, the “Reallocated Term Loans”);

WHEREAS, (a) to the extent there exist (1) any Participating Cash Settlement Term Loans, the Fronting Bank shall be deemed to exchange on the Amendment No. 6 Effective Date such Participating Cash Settlement Term Loans on a cashless settlement basis for an equal aggregate principal amount of Tranche B-3 Term Loans under the Credit Agreement and (2) any Non-Participating Cash Settlement Term Loans, the Fronting Bank shall apply on the Amendment No. 6 Effective Date proceeds of Tranche B-3 Term Loans in an aggregate amount equal to the aggregate amount of such Non-Participating Cash Settlement Term Loans to the repayment of such Non-Participating Cash Settlement Term Loans and (b) the Tranche B-3 Term Loans exchanged for or applied to the repayment of such Reallocated Term Loans shall promptly (but not later than 30 days following the Amendment No. 6 Effective Date (or such later date as may be agreed to by the Fronting Bank in its sole discretion)) thereafter be purchased by the applicable Repricing Participating Lenders (such Repricing Participating Lenders, other than Existing Term Lenders, the “New Lenders”), Non-Converting Lenders, and Existing Term Lenders that have elected to purchase additional Tranche B-3 Term Loans, each in accordance with such Repricing Participating Lenders’ respective Tranche B-3 Participation Notice and as allocated by the Lead Arrangers (as defined below) hereunder (in each case, subject to the prior written consent of the Borrower);

WHEREAS, contemporaneously with the effectiveness of the Tranche B-3 Term Loan Commitments on the Amendment No. 6 Effective Date, the Borrower wishes to (a) make certain amendments to the Existing Credit Agreement to provide for the incurrence of the Tranche B-3 Term Loans and (b) make certain other modifications to the Existing Credit Agreement set forth herein; and

WHEREAS, this Amendment constitutes a Permitted Repricing Amendment, and the Borrower is hereby notifying the Term Administrative Agent that it is requesting the establishment of Replacement Term Loans pursuant to Section 13.1 of the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Existing Credit Agreement Amendments. Effective as of the Amendment No. 6 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)	The Existing Credit Agreement is amended and supplemented by attaching thereto Schedule 1.1(d) hereto, which sets forth the Tranche B-3 Term Loan Commitments of each of the Tranche B-3 Term Loan Lenders.

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(b)	Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Tranche B-2 Term Loan Lender”, “Tranche B-2 Term Loan Repayment Amount” and “Tranche B-2 Term Loan Repayment Date” contained therein.

(c)	Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“Amendment No. 6” means Amendment No. 6 to this Agreement, dated as of January 27, 2020 among the Borrower, the Term Administrative Agent, the Collateral Agent and the lenders party thereto.

“Amendment No. 6 Effective Date” has the meaning assigned to such term in Amendment No. 6.

“Tranche B-3 Term Loan Commitments” has the meaning assigned to such term in Amendment No. 6.

“Tranche B-3 Term Loan Lender” shall mean a Lender with a Tranche B-3 Term Loan Commitment or an outstanding Tranche B-3 Term Loan.

“Tranche B-3 Term Loan Maturity Date” shall mean July 3, 2024 or, if such date is not a Business Day, the immediately preceding Business Day.

“Tranche B-3 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Tranche B-3 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Tranche B-3 Term Loans” has the meaning assigned to such term in Amendment No. 6.

(d)	Global Amendments to Certain Defined Terms.

(i)       Each reference to “Tranche B-2 Term Loan” and “Tranche B-2 Term Loans”, as applicable, contained in the definition of “Repricing Transaction” set forth in Section 1.1 of the Existing Credit Agreement, Section 2.5(a), Section 2.7, Section 2.14(d), Section 5.1(b), Section 5.2(c) and 13.1 is replaced with a reference to “Tranche B-3 Term Loan” or “Tranche B-3 Term Loans”, as appropriate;

(ii)      Each reference to “Tranche B-2 Term Loan Commitment” and “Tranche B-2 Term Loan Commitments”, as applicable, contained in the definition of “Total Term Loan Commitment” set forth in Section 1.1 of the Existing Credit Agreement is replaced with a reference to “Tranche B-3 Term Loan Commitment” or “Tranche B-3 Term Loan Commitments”, as appropriate;

(iii)     Each reference to “Tranche B-2 Term Loan Lender” and “Tranche B-2 Term Loan Lenders”, as applicable, contained in Section 2.5(a), Section 2.5(b) and Section 5.2(c) is replaced with a reference to “Tranche B-3 Term Loan Lender” or “Tranche B-3 Term Loan Lenders”, as appropriate;

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(iv)     Each reference to “Tranche B-2 Term Loan Maturity Date” contained in the definition of “Maturity Date” set forth in Section 1.1 of the Existing Credit Agreement, Section 2.5(a), Section 2.5(b), Section 2.14(d), Section 2.14(g), Section 10.5(c) and Section 13.1 is replaced with a reference to “Tranche B-3 Term Loan Maturity Date”;

(v)      Each reference to “Tranche B-2 Term Loan Repayment Amount” and “Tranche B-2 Term Loan Repayment Amounts”, as applicable, contained in the definition of “Repayment Amount” set forth in Section 1.1 of the Existing Credit Agreement, Section 2.5(b), Section 5.1(a) and Section 13.1 is replaced with a reference to “Tranche B-3 Term Loan Repayment Amount” or “Tranche B-3 Term Loan Repayment Amounts”, as appropriate; and

(vi)     Each reference to “Tranche B-2 Term Loan Repayment Date” contained in Section 2.5(b) and Section 13.1 is replaced with a reference to “Tranche B-3 Term Loan Repayment Date”.

(e)	The definition of “Applicable Margin” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing clause (a) thereof in its entirety with the following:

“(a)      in connection with the Tranche B-3 Term Loans, (1) for LIBOR Loans, 2.00% and (2) for ABR Loans, 1.00%; and”.

(f)	The definition of “Class” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by (i) adding a reference to “Tranche B-3 Term Loans,” immediately following the reference to “Tranche B-2 Term Loans,” contained in clause (i) thereof and (ii) adding a reference to “Tranche B-3 Term Loan Commitment,” immediately following the reference to “Tranche B-2 Term Loan Commitment,” contained in clause (ii) thereof.

(g)	The definition of “Commitments” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding a reference to “Tranche B-3 Term Loan Commitment,” immediately following the reference to “Tranche B-2 Term Loan Commitment,” contained therein.

(h)	The definition of “Term Loan Commitment” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the reference to “and/or Tranche B-2 Term Loan Commitment” contained therein with a reference to “, Tranche B-2 Term Loan Commitment and/or Tranche B-3 Term Loan Commitment”.

(i)	The definition of “Term Loans” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding a reference to “Tranche B-3 Term Loans,” immediately following the reference to “Tranche B-2 Term Loans,” contained therein.

(j)	Section 2.1 of the Existing Credit Agreement is hereby amended by adding the following new clause (i) at the end thereof:

“(i) Subject to the terms and conditions set forth herein and in Amendment No. 6, each Tranche B-3 Term Loan Lender with a Tranche B-3 Term Loan Commitment severally agrees to make (or exchange, as applicable) on the Amendment No. 6 Effective Date, a Tranche B-3 Term Loan to the Borrower denominated in Dollars in an amount equal to such Tranche B-3 Term Loan Lender’s Tranche B-3 Term Loan Commitment. The Borrower may make only one borrowing under the Tranche B-3 Term Loan Commitments, which shall be on the Amendment No. 6 Effective Date. Amounts borrowed under this Section 2.1(i) and repaid or prepaid may not be reborrowed. Tranche B-3 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”

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(k)	Section 2.5(e) of the Existing Credit Agreement is hereby amended by adding a reference to “Tranche B-3 Term Loan,” immediately following the reference to “Tranche B-2 Term Loan,” contained therein.

(l)	Section 2.5(g) of the Existing Credit Agreement is hereby amended by adding a reference to “Tranche B-3 Term Loans,” immediately following the reference to “Tranche B-2 Term Loans,” contained therein.

(m)	Section 2.7 of the Existing Credit Agreement is hereby amended by replacing the reference to “Initial Term Loan Commitments” contained therein with a reference to “Tranche B-3 Term Loan Commitments”.

(n)	Section 4.3 of the Existing Credit Agreement is hereby amended by adding the following new clause (g) at the end thereof:

“(g) The Tranche B-3 Term Loan Commitments shall terminate immediately and without further action on the Amendment No. 6 Effective Date after giving effect to the funding of the Tranche B-3 Term Loans on such date.”

(o)	Section 5.1(b) of the Existing Credit Agreement is hereby amended by replacing the reference to “Amendment No. 5 Effective Date” contained therein with a reference to “Amendment No. 6 Effective Date”.

(p)	Section 9.13 of the Existing Credit Agreement is hereby amended by (i) replacing the reference to “and” at the end of clause (d) thereof with a reference to “,” and (ii) replacing the reference to “.” at the end of clause (e) with a reference to the following:

“and (f) the Tranche B-3 Term Loans to refinance in full all the Tranche B-2 Term Loans outstanding on the Amendment No. 6 Effective Date and to pay related fees and expenses.”

(q)	Section 13.1 of the Existing Credit Agreement is hereby amended by adding the following new paragraph to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, if the LIBOR Screen Rate for any LIBOR Quoted Currency is no longer available or the syndicated loan market has otherwise adopted a replacement rate therefor, then the Borrower and the Administrative Agent may amend this Agreement in order to adopt a broadly accepted replacement rate and make any other changes necessary or advisable (in their good faith determination) to reflect such adoption. Such amendment shall become effective without any further action or consent of any Lender or other Person so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero.”

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(r)	Section 13 of the Existing Credit Agreement is hereby amended by adding the following new Section 13.24 thereto:

“13.24.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)       As used in this Section 13.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Covered Entity” means any of the following:

i. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

2.	Tranche B-3 Term Loans. Subject to the terms and conditions set forth herein, each Tranche B-3 Term Loan Lender severally agrees to exchange Existing Term Loans for Tranche B-3 Term Loans and/or make Tranche B-3 Term Loans to the Borrower in a single borrowing in Dollars on the Amendment No. 6 Effective Date. The Tranche B-3 Term Loans shall be subject to the following terms and conditions:

(a)	Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Credit Documents, the Tranche B-3 Term Loans shall have the same terms as the Existing Term Loans under the Existing Credit Agreement and shall be treated for purposes of voluntary and mandatory prepayments (including for scheduled principal payments) and all other terms as Existing Term Loans under the Existing Credit Agreement.

(b)	Proposed Borrowing. Notwithstanding any other provisions of the Credit Agreement or any other Credit Document to the contrary, solely for purposes of the Tranche B-3 Term Loans to be borrowed by the Borrower on the Amendment No. 6 Effective Date, this Amendment shall constitute a Borrowing Request by the Borrower to borrow the Tranche B-3 Term Loans from the Tranche B-3 Term Loan Lenders under the Credit Agreement.

(c)	New Lenders. Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Credit Documents and the exhibits and schedules thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Term Administrative Agent, the lead arrangers and bookrunners noted on the cover page hereof (the “Lead Arrangers”) or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Term Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Term Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, as the case may be, in each case, in accordance with the terms thereof as set forth in the Credit Agreement. Each New Lender acknowledges and agrees that it shall become a “Tranche B-3 Term Loan Lender” and a “Term Loan Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall have all rights of a “Tranche B-3 Term Loan Lender” and a “Term Loan Lender” thereunder. The Borrower hereby consents, for purposes of Section 13.6(b)(i)(A) of the Credit Agreement, to the assignment on or within ninety (90) days of the Amendment No. 6 Effective Date of any Tranche B-3 Term Loans by the Fronting Bank, to (A) any Person that was an Existing Term Lender on the Amendment No. 6 Effective Date (immediately prior to giving effect thereto) or (B) any assignees separately identified, and acceptable, to the Borrower.

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(d)	Credit Agreement Governs. Except as set forth in this Amendment, the Tranche B-3 Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

(e)	Exchange Mechanics.

(i)	On the Amendment No. 6 Effective Date, upon the satisfaction or waiver (by the Lead Arrangers) of the conditions set forth in Section 3 hereof, the outstanding principal amount of Existing Term Loans of each Converting Lender exchanged pursuant to this Amendment shall be deemed to be exchanged for an equal outstanding principal amount of Tranche B-3 Term Loans under the Credit Agreement. Such exchange shall be effected by book entry in such manner, and with such supporting documentation, as may be reasonably determined by the Term Administrative Agent in its sole discretion in consultation with the Borrower. It is acknowledged and agreed that each Converting Lender has agreed to accept as satisfaction in full of its right to receive payment on the outstanding amount of Existing Term Loans of such Converting Lender the conversion of its Existing Term Loans into Tranche B-3 Term Loans in accordance herewith, in lieu of the prepayment amount that would otherwise be payable by the Borrower pursuant to the Credit Agreement in respect of the outstanding amount of Existing Term Loans of such Converting Lender. Notwithstanding anything to the contrary herein or in the Credit Agreement, each Converting Lender hereby waives any rights or claims to compensation pursuant to Section 2.11 of the Credit Agreement in respect of its Existing Term Loans exchanged for Tranche B-3 Term Loans.

(ii)	(A) To the extent there exist (1) any Participating Cash Settlement Term Loans, the Fronting Bank shall be deemed to exchange on the Amendment No. 6 Effective Date such Reallocated Term Loans on a cashless settlement basis for an equal aggregate principal amount of Tranche B-3 Term Loans under the Credit Agreement and (2) any Non-Participating Cash Settlement Term Loans, the Fronting Bank shall apply on the Amendment No. 6 Effective Date proceeds of Tranche B-3 Term Loans in an aggregate amount equal to the aggregate amount of such Non-Participating Cash Settlement Term Loans to the repayment of such Non-Participating Cash Settlement Term Loans and (B) promptly following the Amendment No. 6 Effective Date (but not later than 30 days following the Amendment No. 6 Effective Date (or such later date as may be agreed to by the Fronting Bank in its sole discretion)), each New Lender, each Non-Converting Lender and each Existing Term Lender purchasing additional Tranche B-3 Term Loans shall purchase from the Fronting Bank the Tranche B-3 Term Loans exchanged for or applied to the repayment of such Reallocated Term Loans as directed by the Lead Arrangers hereunder (in each case, subject to the prior written consent of the Borrower), in accordance with such Repricing Participating Lender’s Tranche B-3 Participation Notice and as allocated by the Lead Arrangers hereunder. Purchases and sales of Reallocated Term Loans and Tranche B-3 Term Loans shall be without representations from the Fronting Bank other than as provided for in the relevant Assignment and Acceptance.

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3.	Effective Date Conditions. This Amendment will become effective on the date (the “Amendment No. 6 Effective Date”), on which each of the following conditions have been satisfied (or waived by the Lead Arrangers) in accordance with the terms therein:

(a)	the Term Administrative Agent (or its counsel) shall have received from each of the Borrower, the Repricing Participating Lenders and the Fronting Bank, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Term Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart to this Amendment;

(b)	the Term Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 6 Effective Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof (i) (A) certifying and attaching the resolutions or similar consents adopted by the Borrower approving or consenting to this Amendment and the Tranche B-3 Term Loans, (B) certifying that the certificate of formation and operating agreement of the Borrower have not been amended since the Amendment No. 5 Effective Date, and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of the Borrower and (ii) certifying as to the matters set forth in clauses (d) and (e) below;

(c)	the Term Administrative Agent shall have received all fees and other amounts previously agreed to in writing by the Lead Arrangers and the Borrower to be due on or prior to the Amendment No. 6 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 6 Effective Date (or such later date as is reasonably agreed by the Borrower), the reasonable and documented out-of-pocket legal fees and expenses and the reasonable and documented out-of-pocket fees and expenses of any other advisors in accordance with the terms of the Credit Agreement;

(d)	the representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 6 Effective Date; provided that, (A) in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any such representation and warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification such representation and warranty shall be true and correct in all respects;

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(e)	no Default or Event of Default shall exist on the Amendment No. 6 Effective Date before or after giving effect to the effectiveness of this Amendment and the incurrence of the Tranche B-3 Term Loans; and

(f)	the Term Administrative Agent shall have received a certificate dated as of the Amendment No. 6 Effective Date from the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager, or any other senior financial officer of the Borrower to the effect that after giving effect to this Amendment, the Borrower is Solvent.

4.	Representations and Warranties. On the Amendment No. 6 Effective Date, the Borrower, on behalf of itself and each other Credit Party (as applicable), hereby represents and warrants that:

(a)	The Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions under this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. The Borrower has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity;

(b)	neither the execution, delivery or performance by the Borrower of this Amendment nor compliance with the terms and provisions hereof nor the consummation of the other transactions contemplated hereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality other than as would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which any Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of the Borrower or any of the Restricted Subsidiaries;

(c)	the execution, delivery and performance of this Amendment does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect; and

(d)	both immediately before and after giving effect to the Amendment No. 6 Effective Date and the incurrence of the Tranche B-3 Term Loans, (i) the representations and warranties of the Credit Parties set forth in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects (or, in the case of any such representation

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and warranty that is qualified by “material”, “material adverse effect” or a similar term, in all respects), in each case, on and as of the Amendment No. 6 Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment No. 6 Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any such representation and warranty that is qualified by “material”, “material adverse effect” or a similar term, in all respects) as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 6 Effective Date or would result from the consummation of this Amendment and the transactions contemplated hereby.

5.	Use of Proceeds. The proceeds of the Tranche B-3 Term Loans shall be applied in exchange for or to prepay in full the aggregate principal amount of Existing Term Loans outstanding on the Amendment No. 6 Effective Date in accordance with the terms hereof and to pay related fees and expenses.

6.	Reaffirmation of the Credit Parties; Reference to and Effect on the Credit Agreement and the other Credit Documents.

(a)	The Borrower, on behalf of itself and each other Credit Party, hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document to which any Credit Party is a party is, and the obligations of such Credit Party contained in the Credit Agreement, this Amendment or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, the Borrower, on behalf of itself and each other Credit Party, hereby confirms that the existing security interests and/or guarantees granted by any Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents. Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force.

(b)	Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

(c)	On and after the Amendment No. 6 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

7.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as separately identified to the Term Administrative Agent.

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8.	Tax Forms. For each New Lender, delivered herewith to the Term Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to the Term Administrative Agent pursuant to Section 5.2(e) of the Credit Agreement.

9.	Recordation of the New Loans. Upon execution and delivery hereof, the Term Administrative Agent will record the Tranche B-3 Term Loans made by each Tranche B-3 Term Lender in the Register.

10.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 13.1 of the Credit Agreement.

11.	Integration. This Amendment, the other Credit Documents and the agreements regarding certain fees referred to herein represent the agreement of the Borrower, the Collateral Agent, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agents, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein, in the Credit Agreement or in the other Credit Documents. Nothing in this Amendment or in the other Credit Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Credit Documents. This Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Credit Documents shall, to the extent not paid on or prior to the Amendment No. 6 Effective Date, continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.

12.	APPLICABLE LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each party hereto irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Amendment to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts; (c) agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 of the Credit Agreement or at such other address of which the applicable Administrative Agent shall have been notified pursuant to Section 13.2 of the Credit Agreement; (d) agrees that nothing herein shall affect the right of the Administrative Agents, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any other Credit Party in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary,

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punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5 of the Credit Agreement.

13.	Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.	Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute an original and one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tiff” attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

15.	WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

16.	Credit Document. On and after the Amendment No. 6 Effective Date, this Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

FOCUS FINANCIAL PARTNERS, LLC

By:	/s/ James Shanahan
Name: James Shanahan
Title: Chief Financial Officer

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

ROYAL BANK OF CANADA, as Term Administrative Agent and Collateral Agent

By:	/s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

ROYAL BANK OF CANADA, as Fronting Bank and Lender

By:	/s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

EXHIBIT A
Form of Tranche B-3 Participation Notice

Royal Bank of Canada, as Term Administrative Agent
20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Attention:              Manager, Agency Services

Telephone:            (416) 842-5196
Fax:                       (416) 842-4023

FOCUS FINANCIAL PARTNERS, LLC

Tranche B-3 Participation Notice

Ladies and Gentlemen:

Reference is made to Amendment No. 6 (the “Amendment”) to that certain First Lien Credit Agreement, dated as of July 3, 2017 (as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, FOCUS FINANCIAL PARTNERS, LLC (the “Borrower”), the Lenders party thereto from time to time and ROYAL BANK OF CANADA, as term administrative agent (in such capacity, the “Term Administrative Agent”). Unless otherwise specified herein, capitalized terms used but not defined herein are used as defined in the Amendment.

By delivery of this letter agreement (this “Tranche B-3 Participation Notice”), each of the undersigned (each a “Repricing Participating Lender”), hereby irrevocably consents to the Amendment and the amendment of the Credit Agreement contemplated thereby and (check as applicable):

Name of Repricing Participating Lender:

_____________________________________________

Amount of Existing Term Loans of such Repricing Participating Lender:

$____________________

☐	Cashless Settlement Option. Hereby (i) elects, upon the Amendment No. 6 Effective Date, to exchange the full amount (or such lesser amount allocated to such Converting Lender by the Lead Arrangers) of the outstanding Existing Term Loans of such Repricing Participating Lender for an equal outstanding amount of Tranche B-3 Term Loans under the Credit Agreement and (ii) represents and warrants to the Term Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under this Tranche B-3 Participation Notice and the Amendment (including, without limitation, with respect to any exchange contemplated hereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Tranche B-3 Participation Notice and the Amendment.

☐	Cash Settlement Option. Hereby (i) elects to have the full amount (or such lesser amount allocated to such Converting Lender by the Lead Arrangers) of the outstanding Existing Term Loans of such Repricing Participating Lender repaid or purchased and agrees to promptly (but in any event, on or prior to the date that is 30 days following the

- Exhibit A-

Amendment No. 6 Effective Date) purchase (via assignment and assumption) an equal amount of Tranche B-3 Term Loans and (ii) represents and warrants to the Term Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under this Tranche B-3 Participation Notice and the Amendment (including, without limitation, with respect to any exchange contemplated hereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Tranche B-3 Participation Notice and the Amendment.

[Signature Page Follows]

- Exhibit A-

Very truly yours,

,

By:
Name:
Title:

By:
Name:
Title:

- Exhibit A-

Schedule 1.1(d)

TRANCHE B-3 TERM LOANS

Lender	Commitment
Royal Bank of Canada	$49,179,153.23
Converting Lenders	$1,090,008,170.77
TOTAL	$1,139,187,324.00

- Schedule 1.1(c) -